UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 3, 2006

MAXCO, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-2762	38-1792842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1118 Centennial Way, Lansing, Michigan	48917
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(517) 321-3130

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Announcement of Abandonment of Proposed Transaction to Terminate SEC Registration and Announcement of theEngagement of GBQ Consulting, LLC

On April 3, 2006, Maxco, Inc. issued a press release announcing that its Board of Directors has abandoned its decision to propose to the company’s common and voting preferred shareholders a transaction that would call for a 1-for-1,000 reverse stock split followed immediately by a 1,000-for-1 forward stock split of Maxco’s common stock. The previously proposed transaction, if implemented, was expected to enable the Company to terminate the registration of its common stock.  The Board of Directors also decided to engage GBQ Consulting, LLC to locate an investor or purchaser to acquire Atmosphere Annealing, Inc., a wholly owned subsidiary of Maxco, Inc.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated April 3, 2006 announcing that “Maxco, Inc. Announces Abandonment of Proposed Transaction to Terminate SEC Registration and Announces the Engagement of GBQ Consulting, LLC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxco, Inc. (Registrant)
Date: April 3, 2006
/S/ Eric L. Cross (Signature) Eric L. Cross Executive Vice President